Exhibit 99.1
Retail Ventures, Inc. Reports Fourth Quarter and Year End Operating Results
Columbus, Ohio, April 24, 2008 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the fourth quarter and year ended February 2, 2008.
•	Net sales for the thirteen weeks ended February 2, 2008 decreased 1.5% to $452.0 million from $458.9 million for the fourteen weeks ended February 3, 2007. The company’s same store sales decreased 0.1% for the comparable thirteen week period.
•	Net sales for the fifty-two weeks ended February 2, 2008 increased 9.7% to $1.87 billion from $1.71 billion for the fifty-three weeks ended February 3, 2007. The company’s same store sales increased 0.3% for the comparable fifty-two week period.

	Fiscal Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
Total Sales (in thousands):
DSW	$332,520	$329,052	$1,405,615	$1,279,060
Filene’s Basement	119,513	129,835	466,289	427,473

	$452,033	$458,887	$1,871,904	$1,706,533

Comparable Sales Percentage:
DSW	(1.7)%	1.0%	(0.8)%	2.5%
Filene’s Basement	4.8	(1.3)	3.6	3.1

	(0.1)%	0.3%	0.3%	2.7%

•	The loss from continuing operations for the quarter was $9.0 million, or $0.19 per share on a diluted basis, compared to a loss from continuing operations of $40.6 million, or $0.86 per share on a diluted basis last year.
•	The income from continuing operations for the year ended February 2, 2008 was $202.1 million or $3.56 per share on a diluted basis, compared to a loss from continuing operations of $128.6 million or $2.85 per share on a diluted basis for the prior year.
The Company believes that the non-cash change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Fiscal Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
Operating profit (loss) (in thousands):
Non-GAAP operating (loss) profit	$(886)	$26,187	$63,473	$99,489
Increase (decrease) in fair value of derivatives	19,513	(65,229)	248,193	(175,955)

GAAP operating profit (loss)	$18,627	$(39,042)	$311,666	$(76,466)

	Fiscal Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
(Loss) income from continuing operations (in thousands):
Non-GAAP (loss) income from continuing operations	$(28,505)	$24,648	$(46,089)	$47,313
Increase (decrease) in fair value of derivatives	19,513	(65,229)	248,193	(175,955)

GAAP (loss) income from continuing operations	$(8,992)	$(40,581)	$202,104	$(128,642)

Diluted (loss) earnings per share from continuing operations:
Non-GAAP diluted (loss) earnings per share from continuing operations	$(0.59)	$0.40	$(0.96)	$0.76
Change in weighted-average shares		0.12	0.15	0.29
Increase (decrease) in fair value of derivatives	0.40	(1.38)	4.37	(3.90)

GAAP diluted (loss) earnings per share from continuing operations	$(0.19)	$(0.86)	$3.56	$(2.85)

Retail Ventures, Inc. is a leading off-price retailer operating as of February 2, 2008, 36 Filene’s Basement stores in major metropolitan areas in the Northeast and Midwest and 259 DSW stores in major metropolitan areas throughout the country. DSW also supplies shoes, under supply arrangements, to 342 locations for other non-related retailers in the United States.
Webcast and Conference Call
To hear the Company’s live fourth quarter earnings conference call, log on to www.retailventuresinc.com at 4:30 p.m. ET on April 24, 2008. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial (866) 439-4554 followed by pin number 360452#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2008 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our success in opening new stores and operating stores on a timely and profitable basis; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; impact of the disposition of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and intercompany service obligations; the risk of Value City deciding to discontinue operations or otherwise not pay its creditors; disruption of our distribution operations; our dependence on DSW for key services; DSW’s success in the development and launch of a DSW e-commerce business; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; liquidity risks related to our investments; risks inherent to international trade with countries that are major manufacturers of apparel and footwear; and security risks related to the electronic processing and transmission of confidential customer information. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer - (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	February 2,	February 3,
	2008	2007
ASSETS
Cash and equivalents	$112,951	$143,020
Restricted cash	257
Short-term investments	70,005	98,650
Accounts receivable, net	16,618	13,136
Inventories	339,320	328,560
Prepaid expenses and other current assets	31,232	27,508
Deferred income taxes	28,225	25,737
Current assets of discontinued operations		251,336

Total current assets	598,608	887,947

Property and equipment, net	254,659	179,468
Goodwill	25,899	25,899
Long-term investments	12,500
Note receivable from discontinued operations		34,441
Tradenames and other intangibles, net	19,927	26,401
Conversion feature of long-term debt	30,848
Deferred income taxes and other assets	9,524	35,040
Non-current assets of discontinued operations		112,462

Total assets	$951,965	$1,301,658

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, net	$152,331	$192,689
Accrued expenses	108,202	113,725
Warrant liability	42,213	216,400
Current liabilities of discontinued operations		90,694

Total current liabilities	302,746	613,508

Long-term obligations, net of current maturities	157,793	168,053
Conversion feature of long-term debt		62,770
Other noncurrent liabilities	128,497	89,698
Deferred income taxes	29,657
Non-current liabilities of discontinued operations		137,581
Minority interest	160,349	138,428
Total shareholders’ equity	172,923	91,620

Total liabilities and shareholders’ equity	$951,965	$1,301,658

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen	Fourteen	Fifty-two	Fifty-three
	weeks ended	weeks ended	weeks ended	weeks ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
Net sales	$452,033	$458,887	$1,871,904	$1,706,533
Cost of sales	(282,000)	(274,188)	(1,120,899)	(997,667)

Gross profit	170,033	184,699	751,005	708,866
Selling, general and administrative expenses	(172,554)	(160,950)	(694,108)	(614,015)
Change in fair value of derivative instruments	19,513	(65,229)	248,193	(175,955)
License fees and other income	1,635	2,438	6,576	4,638

Operating profit (loss)	18,627	(39,042)	311,666	(76,466)
Interest (expense) income, net	(1,915)	253	(3,076)	(2,137)

Income (loss) from continuing operations before income taxes and minority interest	16,712	(38,789)	308,590	(78,603)
Income tax (expense) benefit	(25,306)	4,341	(86,607)	(25,873)

(Loss) income from continuing operations before minority interest	(8,594)	(34,448)	221,983	(104,476)
Minority interest	(398)	(6,133)	(19,879)	(24,166)

(Loss) income from continuing operations	(8,992)	(40,581)	202,104	(128,642)
(Loss) income from discontinued operations, net of tax	(116,746)	4,691	(150,662)	(22,271)

Net (loss) income	$(125,738)	$(35,890)	$51,442	$(150,913)

Basic (loss) earnings per share from continuing operations	$(0.19)	$(0.86)	$4.20	$(2.85)
Diluted (loss) earnings per share from continuing operations	$(0.19)	$(0.86)	$3.56	$(2.85)
Basic (loss) earnings per share from discontinued operations	$(2.40)	$0.10	$(3.13)	$(0.49)
Diluted (loss) earnings per share from discontinued operations	$(2.40)	$0.10	$(2.65)	$(0.49)
Basic (loss) earnings per share	$(2.59)	$(0.76)	$1.07	$(3.35)
Diluted (loss) earnings per share	$(2.59)	$(0.76)	$0.91	$(3.35)

Basic shares used in calculation	48,616	47,223	48,165	45,088
Diluted shares used in calculation	48,616	47,223	56,794	45,088

Comparable Sales Percentage:
DSW	(1.7)%	1.0%	(0.8)%	2.5%
Filene’s Basement	4.8	(1.3)	3.6	3.1

	(0.1)%	0.3%	0.3%	2.7%

Store and supply arrangement locations count at end of period:
Stores:
DSW			259	223
Filene’s Basement			36	31

			295	254
Supply arrangement locations			342	330

Total			637	584

The tables below present segment statement of operations information (in thousands):

As of and for the year ended		Filene’s		Intersegment
February 2, 2008	DSW	Basement	Corporate	Eliminations	Total
Net sales	$1,405,615	$466,289			$1,871,904
Operating profit (loss)	81,321	(17,848)	$248,193		311,666
Depreciation and amortization	25,055	12,487	3,243		40,785
Interest expense	1,178	7,936	12,718	$(8,284)	13,548
Interest income	7,148	124	11,484	(8,284)	10,472
Income tax expense	(33,516)	(14,205)	(38,886)		(86,607)
Capital expenditures	102,451	17,152	(715)		118,888
Total assets	693,882	162,099	222,361	(126,377)	951,965

As of and for the year ended		Filene’s		Intersegment
February 3, 2007	DSW	Basement	Corporate	Eliminations	Total
Net sales	$1,279,060	$427,473			$1,706,533
Operating profit (loss)	100,714	(1,225)	$(175,955)		(76,466)
Depreciation and amortization	20,686	9,282	3,103		33,071
Interest expense	614	6,791	7,873	$(5,835)	9,443
Interest income	7,527	40	5,574	(5,835)	7,306
Income tax (expense) benefit	(42,164)	2,215	14,076		(25,873)
Capital expenditures	42,407	16,118	(317)		58,208
Total assets	603,785	175,287	437,750	(278,962)	937,860
SOURCE: Retail Ventures, Inc.